TRUST SUPPLEMENT No. 2006-1B

Dated as of June 9, 2006

between

WILMINGTON TRUST COMPANY
as Trustee,

and

CONTINENTAL AIRLINES, INC.

to

PASS THROUGH TRUST AGREEMENT
Dated as of September 25, 1997

$130,000,000

Continental Airlines Pass Through Trust 2006-1B
LIBOR + 3.125%
Continental Airlines
Pass Through Certificates,
Series 2006-1B

TABLE OF CONTENTS

Page

i

Exhibit A  Form of Certificate

ii

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This Trust Supplement No. 2006-1B, dated as of June 9, 2006 (herein called the “Trust Supplement”), between Continental Airlines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust Company (the “Trustee”), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, the Company intends to issue pursuant to the Indenture, on a recourse basis, up to (and including) two series of equipment notes (the “Equipment Notes”) to be secured by, among other things, certain aircraft spare parts owned by the Company;

WHEREAS, the Trustee hereby declares the creation of the Continental Airlines Pass Through Trust 2006-1B (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”) and the NPA (as defined below), the Trustee on behalf of the Applicable Trust, using the proceeds of the sale of the Applicable Certificates, shall purchase an Equipment Note having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Note in trust for the benefit of the Applicable Certificateholders;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

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NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I
CREATION OF THE APPLICABLE CERTIFICATES

Section 1.01.The Applicable Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “Continental Airlines Pass Through Certificates, Series 2006-1B” (hereinafter defined as the “Applicable Certificates”). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03 and 3.06 of the Basic Agreement and Sections 3.04 and 3.05 of this Trust Supplement) is $130,000,000.

(b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means March 2, June 2, September 2 and December 2 of each year, commencing on September 2, 2006 (or, if any such date is not a Business Day, the next succeeding Business Day), until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

(c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

(e) The “NPA” as defined in this Trust Supplement is the “Note Purchase Agreement” referred to in the Basic Agreement.

(f) The Applicable Certificates are subject to the Intercreditor Agreement.

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(g) The Applicable Certificates will not have the benefit of a Liquidity Facility.

(h)  The Responsible Party is the Company.

(i) The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

(j) The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, is Section 8.1 of the NPA.

(k) The Equipment Note to be acquired and held in the Applicable Trust, and the related Pledged Spare Parts and Note Documents are described in the NPA.

(l) For purposes of Section 2.01(b)(4) of the Basic Agreement, there shall be no Cut-off Date with respect to the Applicable Certificates.

(m) For purposes of the second paragraph of Section 11.01 of the Basic Agreement, the notice of any termination of the Applicable Trust shall be mailed promptly by the Trustee to the Applicable Certificateholders not earlier than 60 days and not later than 15 days preceding the final distribution referenced in such Section.

ARTICLE II
DEFINITIONS

Section 2.01.Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Above-Cap Liquidity Provider: Means, initially, Morgan Stanley Capital Services Inc., a corporation organized under the laws of the state of Delaware, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

Agreement: Has the meaning specified in the recitals hereto.

Applicable Certificate: Has the meaning specified in Section 1.01 of this Trust Supplement.

Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Trust: Has the meaning specified in the recitals hereto.

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Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

Break Amount: Has the meaning specified in the Indenture.

Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas; New York, New York; or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, the Subordination Agent or the Loan Trustee maintains its Corporate Trust Office or receives and disburses funds and which is also a day for trading by and between banks in the London interbank Eurodollar markets.

Certain Excess Reimbursement Obligations: Means any amounts referred to in clause (c) of the definition of “Excess Reimbursement Obligations” in the Intercreditor Agreement.

Certificate: Has the meaning specified in the Intercreditor Agreement.

Class: Has the meaning specified in the Intercreditor Agreement.

Collateral: Has the meaning specified in the Indenture.

Company: Has the meaning specified in the first paragraph of this Trust Supplement.

Controlling Party: Has the meaning specified in the Intercreditor Agreement.

Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

Equipment Notes: Has the meaning specified in the recitals hereto.

Final Maturity Date: June 2, 2013.

Indenture: Means the Trust Indenture and Mortgage dated as of June 9, 2006 between the Company and the Loan Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Intercreditor Agreement: Means the Intercreditor Agreement (2006-1) dated as of June 9, 2006 among the Trustee, the Other Trustee, the Above-Cap Liquidity Provider, the Primary Liquidity Provider, the Policy Provider and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Investors: Means the Underwriter, together with all subsequent beneficial owners of the Applicable Certificates.

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Issuance Date: Means the date of the issuance of the Applicable Certificates to the Underwriter pursuant to the Underwriting Agreement.

Liquidity Obligations: Has the meaning assigned to such term in the Intercreditor Agreement.

Note Documents: Means the Equipment Notes with respect to the Applicable Certificates, the Indenture and the NPA.

NPA: Means the Note Purchase Agreement dated as of June 9, 2006 among the Trustee, the Other Trustee, the Company, the Loan Trustee and the Subordination Agent, providing for, among other things, the purchase of the applicable Equipment Note by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Operative Agreements: Has the meaning assigned to such term in the Intercreditor Agreement.

Other Agreement: Means the Basic Agreement as supplemented by Trust Supplement No. 2006-1G dated the date hereof relating to the Other Trust.

Other Trust: Means the Continental Airlines Pass Through Trust 2006-1G, created by the Other Agreement.

Other Trustee: Means the trustee under the Other Agreement, and any successor or other trustee appointed as provided therein.

Pledged Spare Parts: Has the meaning assigned to such term in the Indenture.

Policy Provider: Has the meaning specified in the Intercreditor Agreement.

Policy Provider Amounts: Has the meaning specified in the Intercreditor Agreement.

Policy Provider Default: Has the meaning specified in the Intercreditor Agreement.

Policy Provider Obligations: Has the meaning assigned to such term in the Intercreditor Agreement.

Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates other than payments made in respect of interest or Premium or Break Amount thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed

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after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Pool Factor: Means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any date shall be computed after giving effect to any payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Premium: Has the meaning specified in the Indenture.

Primary Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of June 9, 2006, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Class G Trust, and the initial Primary Liquidity Provider, and, from and after the replacement of such Revolving Credit Agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Primary Liquidity Provider: Means, initially, Morgan Stanley Bank, an industrial bank organized under the laws of the state of Utah, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

PTC Event of Default: Has the meaning assigned to such term in the Intercreditor Agreement.

QIB: Means a qualified institutional buyer as defined in Rule 144A.

Reference Agency Agreement: Has the meaning specified in the NPA.

Register: Has the meaning specified in Section 3.04 of this Trust Supplement.

Registrar: Has the meaning specified in Section 3.04 of this Trust Supplement.

Restricted Definitive Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

Restricted Legend: Has the meaning specified in Section 3.02 of this Trust Supplement.

Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

Scheduled Payment: Has the meaning assigned to such term in the Intercreditor Agreement.

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Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in the Indenture).

Stated Interest Rate: Has the meaning specified in the Intercreditor Agreement as such meaning is applicable to the Applicable Certificates.

Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Note held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of the Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement and the NPA, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the NPA.

Trust Supplement: Has the meaning specified in the first paragraph of this trust supplement.

Trustee: Has the meaning specified in the first paragraph of this Trust Supplement.

Underwriter: Means Morgan Stanley & Co. Incorporated.

Underwriting Agreement: Means the Underwriting Agreement dated as of May 24, 2006 between the Underwriter and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

ARTICLE III
TRANSFER OF THE APPLICABLE CERTIFICATES

Section 3.01. Issuance of Applicable Certificates. The Applicable Certificates shall be issued and will only be available in the form of one or more certificated securities in definitive, fully registered form without interest coupons substantially in the form of Exhibit A hereto with such applicable legends as are provided for in Section 3.02 (each, a “Restricted Definitive Certificate”) duly executed and authenticated by the Trustee as hereinafter provided. The initial Restricted Definitive Certificates, delivered at the closing in accordance with the

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Underwriting Agreement, shall be registered in the name or names designated by the Underwriter.

Section 3.02. Restrictive Legends. All Applicable Certificates issued pursuant to the Agreement shall bear a legend to the following effect (the “Restricted Legend”):

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE PASS THROUGH TRUSTEE. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Section 3.03. Amendment of Sections 3.04 and 3.05 of the Basic Agreement. Sections 3.04 and 3.05 of this Trust Supplement supersede and replace Sections 3.04 and 3.05 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.04. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided.

All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

An Applicable Certificateholder may transfer, in whole or in part, an Applicable Certificate, or request that an Applicable Certificate be exchanged, in whole or in part, for Applicable Certificates in authorized denominations in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of such Applicable Certificate surrendered for

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exchange of other authorized denominations, by surrender of such Applicable Certificate to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar. No such transfer shall be effected until, and such transferee shall succeed to the rights of an Applicable Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by an Applicable Certificateholder as provided herein, the Trustee shall treat the person in whose name the Applicable Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. When Applicable Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of an Applicable Certificate in a Fractional Undivided Interest equal to the aggregate Fractional Undivided Interest of Applicable Certificates surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

The Registrar shall not register the transfer or exchange of any Applicable Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Section 3.05 shall have been satisfied is submitted to them. Such conditions shall be deemed satisfied with respect to a transfer if the transferor and transferee duly execute and deliver to the Trustee the transfer notice in the form attached to the Applicable Certificates, unless the Company or the Trustee has a reasonable basis for requesting additional evidence.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar’s request. No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates. All Applicable Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

Section 3.05. Special Transfer Provisions.

(a) Transfers Limited to QIBs. If an Applicable Certificate is to be transferred, the Registrar shall register the transfer only if such transfer is being made to a proposed transferee who has provided the transfer notice attached to the form of Applicable Certificate stating that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A.

(b) Restricted Legend. Upon the transfer, exchange or replacement of Applicable Certificates, the Registrar shall deliver only Applicable Certificates that bear the Restricted Legend.

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(c) General. By acceptance of any Applicable Certificate, each Holder of such an Applicable Certificate will be deemed to:

(i)  Represent that it is accepting such Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii)  Agree that any sale or other transfer by it of any Applicable Certificate will only be made to a QIB;

(iii)  Agree that it will deliver to each person to whom it transfers Applicable Certificates notice of these restrictions on transfer of the Applicable Certificates;

(iv)  Agree that no registration of the transfer of an Applicable Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of the Applicable Certificate in which it states that it is purchasing the Applicable Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v)  Understand that the Applicable Certificates will bear a legend substantially to the effect of the Restricted Legend;

(vi)  Acknowledge that the Company, the Trustee, the Underwriter, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Applicable Certificates is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriter. If it is acquiring any Applicable Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii)  Acknowledge that the foregoing restrictions apply to holders of beneficial interests in the Applicable Certificates as well as to registered holders of Applicable Certificates; and

(viii)  Acknowledge that the Trustee will not be required to accept for registration of transfer any Applicable Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

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ARTICLE IV
STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS

Section 4.01. [Reserved].

Section 4.02. Statements to Applicable Certificateholders. (a)  On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below. Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii) and (iii) below) the following information:

(i) the aggregate amount of funds distributed on such Distribution Date under the Agreement, indicating the amount allocable to each source;

(ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to Premium and Break Amount, if any;

(iii) the amount of such distribution under the Agreement allocable to interest;

(iv) the Pool Balance and the Pool Factor; and

(v) the LIBOR rates and the resulting Stated Interest Rate on the Applicable Certificates for the current and immediately preceding Interest Periods.

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iii) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such calendar year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Applicable Certificateholders.

(c) Promptly following the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Note held as Trust Property at the date of such notice.

(d) This Section 4.02 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

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Section 4.03. Distributions from Special Payments Account.

(a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Note held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Note, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 4.01(b) of the Basic Agreement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 of the Basic Agreement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment.

(b) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of the Equipment Note held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

(i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01 of the Basic Agreement),

(ii) the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, Premium or Break Amount, if any, and interest,

(iii) the reason for the Special Payment, and

(iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of Premium or Break Amount, if any, payable upon the redemption or purchase of the Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any Premium or Break Amount received will also be distributed.

If any redemption of the Equipment Note held in the Applicable Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

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(c) This Section 4.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

Section 4.04. Limitation of Liability for Payments. Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “, the Loan Trustees, the Owner Trustees or the Owner Participants” in the second sentence thereof and adding in lieu thereof “or the Loan Trustees”.

ARTICLE V
DEFAULT

Section 5.01. Purchase Rights of Certificateholders. (a) At any time after the occurrence and during the continuation of a Triggering Event, each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, for the purchase prices set forth in the Class G Trust Agreement all, but not less than all, of the Class G Certificates upon ten days’ written notice to the Class G Trustee and each other Applicable Certificateholder; provided that (i) if prior to the end of such ten-day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder (other than the Company or any of its Affiliates) wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class G Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class G Certificates pursuant to this Section 5.01(a).

As used in this Section 5.01 and elsewhere in this Trust Supplement, the terms “Class G Trust Agreement”, “Class G Certificateholder”, “Class G Trust” and “Class G Trustee” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(b) Following any purchase of the Class G Certificates pursuant to Section 5.01(a) above, the purchasing Applicable Certificateholders shall have the right to surrender the Policy to the Policy Provider for cancellation (thereby releasing the Policy Provider from its obligations under the Policy) and to pay (or cause to be paid) both of the following: (i) to the Policy Provider, to the extent not paid otherwise, all Policy Provider Amounts (other than Certain Excess Reimbursement Obligations) and (ii) to the Primary Liquidity Provider all outstanding Liquidity Obligations in accordance with the terms and conditions set forth in the Other Agreement. Upon such surrender and payments, the Primary Liquidity Facility shall be terminated in accordance therewith. Following any such surrender of the Policy to the Policy Provider for cancellation and payment of the Policy Provider Amounts (other than Certain Excess Reimbursement Obligations) and the Liquidity Obligations, the Class G Certificates shall no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility.

As used in this Section 5.01 and elsewhere in this Trust Supplement, the term “Policy” shall have the meaning assigned to such term in the Intercreditor Agreement.

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(c) This Section 5.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02. Amendment of Section 6.05 of the Basic Agreement. Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto”, set forth in the first sentence thereof.

ARTICLE VI
THE TRUSTEE

Section 6.01. Delivery of Documents; Delivery Dates. (a)  The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03 and 3.06 of the Basic Agreement and Sections 3.04 and 3.05 of this Trust Supplement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 6.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

(b) All provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

(c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to the NPA, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 6.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 6.02. The Trustee. (a)  Subject to Section 6.03 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the NPA or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement and the NPA has been executed and

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delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 6.03. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement and the Note Documents to which it is or is to become a party;

(b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d) this Trust Supplement, the Intercreditor Agreement and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by

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(i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 6.04. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

ARTICLE VII
ADDITIONAL AMENDMENTS; SUPPLEMENTAL AGREEMENTS

Section 7.01. Amendment of Section 2.01 of the Basic Agreement. Section 2.01(b) of the Basic Agreement shall be amended, with respect to the Applicable Trust, by replacing the phrase “related Aircraft” in clause (11) thereof with the phrase “related Pledged Spare Parts”.

Section 7.02. Amendment of Section 2.04 of the Basic Agreement. Section 2.04 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by replacing the term “Aircraft” with the term “Pledged Spare Parts” in both locations where the term “Aircraft” appears.

Section 7.03. Amendment of Section 5.02 of the Basic Agreement. Section 5.02(a) of the Basic Agreement shall be amended in its entirety, with respect to the Applicable Trust, to read as follows:

“(a) the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a “citizen of the United States” as defined in 49 U.S.C. § 40102(a)(15), as amended, and (iii) a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C. § 1110), with respect to the Pledged Spare Parts;”.

Section 7.04. Amendment of Section 6.05 of the Basic Agreement. Section 6.05(2) of the Basic Agreement shall be amended in its entirety, with respect to the Applicable Trust, to read as follows:

“(2) in the payment of the principal of, Premium or Break Amount, if any, or interest on the Equipment Notes held in the Applicable Trust, or”.

Section 7.05 Amendment of Section 7.02 of the Basic Agreement. Section 7.02 of the Basic Agreement shall be amended in its entirety, with respect to the Applicable Trust, to read as follows:

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“Section 7.02. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder known to the Trustee, the Trustee shall transmit by mail to the Company, the Loan Trustee and the Applicable Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal, Premium, if any, Break Amount, if any, or interest on the Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith shall determine that the withholding of such notice is in the interests of the Applicable Certificateholders. For the purpose of this Section 7.02 in respect of the Applicable Trust, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default in respect of the Applicable Trust.”

Section 7.06. Supplemental Agreements Without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time enter into one or more agreements supplemental to the NPA or the Reference Agency Agreement for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA or the Reference Agency Agreement and (b) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement or any Liquidity Facility” shall also be deemed to refer to “the Intercreditor Agreement, the Reference Agency Agreement or the NPA”.

Section 7.07. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Reference Agency Agreement or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Reference Agency Agreement or the NPA.

Section 7.08. Consent of Holders of Certificates Issued under Other Trust. Notwithstanding any provision in Section 7.06 or Section 7.07 of this Trust Supplement to the contrary, no amendment or modification of Section 5.01 of this Trust Supplement shall be effective unless the Other Trustee of the Certificates issued by the Other Trust that are affected by such amendment or modification shall have consented thereto.

Section 7.09. Amendment of Section 12.11 of the Basic Agreement. Section 12.11 of the Basic Agreement shall be amended, with respect to the Applicable Trust, in its entirety to read as follows: “In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate of any series shall not be a Business Day with respect to such series, then (notwithstanding any other provision of this Agreement) payment

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need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and interest shall accrue during the intervening period.”

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 8.02. GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES HAVE BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

Section 8.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

CONTINENTAL AIRLINES, INC.

By:
Name:
Title:

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WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

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EXHIBIT A

FORM OF CERTIFICATE
Certificate
No.

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE PASS THROUGH TRUSTEE. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

CONTINENTAL AIRLINES PASS THROUGH TRUST 2006-1B

Continental Airlines
Pass Through Certificates, Series 2006-1B
Issuance Date: June 9, 2006

Final Expected Distribution Date: June 2, 2013

Evidencing A Fractional Undivided Interest In The Continental Airlines Pass Through Trust 2006-1B, The Property Of Which Shall Include An Equipment Note Secured By Pledged Spare Parts Owned By Continental Airlines, Inc.

$____________ Fractional Undivided Interest
representing 0.000769231% of the Trust per $1,000 face amount

THIS CERTIFIES THAT            , for value received, is the registered owner of a $__________ (______________________ DOLLARS) Fractional Undivided Interest in the Continental Airlines Pass Through Trust, 2006-1B (the “Trust”) created by Wilmington Trust Company, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of

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September 25, 1997 (the “Basic Agreement”), between the Trustee and Continental Airlines, Inc., a Delaware corporation (the “Company”), as supplemented by Trust Supplement No. 2006-1B thereto, dated as of June 9, 2006 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “Continental Airlines Pass Through Certificates, Series 2006-1B” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes an Equipment Note and all rights of the Trust to receive payments under the Intercreditor Agreement and the NPA (the “Trust Property”). The Equipment Note is secured by, among other things, a security interest in certain aircraft spare parts owned by the Company.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on March 2, June 2, September 2 and December 2 of each year (or, in any such case, if not a Business Day, the next succeeding Business Day) (each, a “Regular Distribution Date”) commencing on September 2, 2006, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Note due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Note are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Note, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

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Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest or integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. As

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provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

By acceptance of this Certificate, each Certificateholder will be deemed to:

(i) Represent that it is accepting this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii)  Agree that any sale or other transfer by it of this Certificate will only be made to a QIB;

(iii) Agree that it will deliver to each person to whom it transfers this Certificate notice of these restrictions on transfer of this Certificate;

(iv) Agree that no registration of the transfer of a Certificate will be made unless the transferee completes and submits to the Trustee the form included on the

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reverse of this Certificate in which it states that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v) Understand that this Certificate will bear a legend substantially to the effect of the Restricted Legend;

(vi) Acknowledge that the Company, the Trustee, the Underwriter, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of this Certificate is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriter. If it is acquiring this Certificate as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii) Acknowledge that the foregoing restrictions apply to holders of beneficial interests in this Certificate as well as to registered holders of this Certificate; and

(viii) Acknowledge that the Trustee will not be required to accept for registration of transfer this Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

THE AGREEMENT AND THIS CERTIFICATE HAVE BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

CONTINENTAL AIRLINES PASS THROUGH TRUST 2006-1B

By:	WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

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FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

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TRANSFER NOTICE

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Registrar with full power of substitution in the premises.

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In connection with any transfer of this Certificate, the undersigned confirms:

The Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.05 of the Trust Supplement shall have been satisfied.
Date:[___________, __]	[Name of Transferor]
NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: ______________________

TO BE COMPLETED BY PURCHASER

The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.

In addition, the undersigned has reviewed this Certificate and makes the representations, agreements, understandings and acknowledgments deemed made by a Person acquiring or accepting this Certificate as set forth therein.

Date:[___________, __]
NOTE: To be executed by an executive officer.